Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of February 18, 2013, by and among Paul R. Risinger (“Holder”), VHGI Holdings, Inc., a Delaware corporation (“Parent”), and VHGI Coal, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“VHGI Coal”).  Holder, Parent and VHGI Coal are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

WHEREAS, VHGI Coal issued a promissory note in the original principal amount of $17,000,000 to Holder, dated February 16, 2012, in connection with the purchase by VHGI Coal of the capital stock of Lily Group, Inc. from Holder (the “Note”); and

WHEREAS, Holder has previously agreed to waive all current defaults and such future defaults for non-payment under the Note through March 31, 2013 and not take action for any such defaults until after March 31, 2013, pursuant to a letter agreement; and

WHEREAS, Parent has determined it is in the best interests of Parent and VHGI Coal to issue preferred stock of Parent to Risinger in exchange for Risinger assigning $3,000,000 of principal of the Note to Parent, as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

1. Exchange.

(a) Holder hereby transfers and assigns to Parent: (i) $3,000,000 of the principal amount of the Note (the “Assigned Principal Amount”); (ii) the rights, titles and interests of Holder under that certain Guaranty, dated February 16, 2012, made by Scott A. Haire (“Haire”) in favor of Holder (the “Guaranty”) pertaining to the guaranty by Haire of the Obligations (as defined in the Guaranty), to the extent of the Assigned Principal Amount; in consideration for which, and simultaneously with the execution of this Agreement, Parent shall issue to Holder 500,000 shares of Parent’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Stock”).   Accrued, but unpaid interest on the Note that has accrued from the date of issuance through the date of this Agreement on the Assigned Amount shall be payable to Risinger in accordance with the terms of the Note.

(b) Simultaneously with the execution of this Agreement, VHGI Coal shall issue to Parent a promissory note for the Assigned Amount, which promissory note shall be in substantially the form of Exhibit A attached hereto.

(c) The principal amount of the Note is reduced by $3,000,000, and Risinger agrees to attach an original of this Agreement to the Note, and Risinger shall immediately provide confirmation of such to VHGI Coal and Parent.

(d) Legend. The certificate representing the Series D Stock shall contain the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

2. Representations of Holder. Holder hereby represents and warrants as follows:

(a) This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligations of Holder, enforceable against Holder in accordance with its terms.

(b) Holder has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  Neither the execution, delivery or performance of this Agreement by Holder nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument under which Holder is bound, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Holder.

(c) No consent, authorization, approval, permit or license of, or filing with, any governmental body, agency or authority, any lender or lessor is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Holder.

(d) Holder has the knowledge and experience in financial, tax and business matters that Holder is capable of evaluating the merits and risks of exchanging the Assigned Amount for the Series D Preferred Stock to be issued to Holder under this Agreement.

(e) Holder recognizes that investment in the Series D Preferred Stock involves substantial risks.  Holder further recognizes that no Federal or state agencies have passed upon this offering of the Series D Preferred Stock or made any finding or determination as to the fairness of this investment.  To the extent deemed advisable by Holder, Holder has consulted with his own financial, tax and legal advisors with respect to the transactions contemplated by this Agreement.  Holder has not relied on any financial, tax or legal advice of Parent or any of its directors, shareholders, officers, employees, attorneys or representatives in choosing to execute and deliver this Agreement or in participating in the transactions contemplated herein and therein.

(f) Other than as set forth in this Agreement Holder has not assigned or otherwise sold the Note or any part thereof

3. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties to this Agreement.

4. Governing Law.  The validity, performance and enforcement of this Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Texas.

5. Entire Agreement.  This Agreement constitutes the entire agreement of the Parties hereto regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

6. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile signatures shall be given the same effect as original signatures.

This Agreement is executed by the Parties as of the date first written above.

VHGI HOLDINGS, INC. By: _______________________________ VHGI COAL, INC. By: _______________________________

EXHIBIT A

Form of Promissory Note

[See attached document]

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